                                                                   Exhibit 23.4

                             CONSENT OF CONSULTANT


We consent to the inclusion of our appraisal(s) with respect to the property listed on the attached annex in or with any form (whether in paper or digital format, including any electronic media such as a CD-ROM or the Internet) of any Prospectus Supplement or any other offering document relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates (which we understand is a type of "Securitization" defined as an offering of securities that, as applicable, are registered with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering), and in any Registration Statement filed with the SEC that includes such a Prospectus Supplement and we consent to the reference to our firm under the caption "Experts" in any such Prospectus Supplement, offering document or Registration Statement.




                                   Firm:  CB Commercial Real Estate Group, Inc.

                                   By:      /s/ J. Scott Prosch
                                          --------------------------------

                                   Date:  05/20/98
                                          --------------------------------

                        ANNEX TO CONSENT OF CONSULTANT


                    CB Commercial Real Estate Group, Inc.

      NAME OF PROPERTY            MARKET STUDY OR APPRAISAL        DATED
     ------------------           -------------------------      ---------

MAGELLAN APARTMENT PORTFOLIO
----------------------------
Canterbury Hills                          Appraisal          September 15, 1997
Dobson Springs                            Appraisal          September 10, 1997
Las Palmas                                Appraisal          September 12, 1997
Maryland Meadows                          Appraisal          September 11, 1997
Northwood Village                         Appraisal          September 22, 1997